Exhibit 99.1

Press Release

PRIMO WATER ANNOUNCES CLOSING OF THE SALE OF SIGNIFICANT PORTION OF ITS INTERNATIONAL BUSINESS
Robbert Rietbroek Commences as Chief Executive Officer and Joins the Board Of Directors

TAMPA, FL., – January 2, 2024 – Primo Water Corporation (NYSE: PRMW) (TSX: PRMW) (the “Company” or “Primo Water”), a leading provider of sustainable drinking water solutions in North America, today announced that it has closed the previously announced sale of a significant portion of Primo Water’s International businesses in an all-cash transaction (the "Transaction") for $575 million.  The Transaction excluded the Aimia Foods, United Kingdom, Portugal, and Israel businesses, but each of these will be sold across 2024.

"The completion of this transformative transaction simplifies and focuses Primo Water on our core pure-play North American water business. Our greater focus also comes with the enhanced financial flexibility to pursue organic growth, reduce leverage, return capital via share repurchases and dividends, accelerate accretive tuck-in acquisitions and engage in opportunities complementary and adjacent to our core North American water business," said David Hass, Chief Financial Officer, Primo Water. "I am pleased to confirm that as part of our renewed commitment to lower net adjusted leverage and to return capital to shareowners, we will repay the outstanding balance on our cash flow revolver and the board of directors increased our $50 million share repurchase authorization to a total of $75 million."

The simplified, proforma Primo Water will have:

•	Greater focus on its pure-play North American water business where it enjoys national and local scale and is one of the leading players.
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An improved financial profile, accelerating the achievement of several previously announced 2024 targets, including improvements in adjusted gross margins and adjusted EBITDA margins, as well as adjusted free cash flow conversion.

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The financial flexibility to pursue organic growth, reduce leverage by repaying the cash flow revolver, return capital via share repurchases and dividends, accelerate accretive tuck-in acquisitions and engage in opportunities complementary and adjacent to its core North American water business.

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A diversified business mix across key water channels including Water Dispensers, Water Direct, Water Exchange, Water Refill, and Water Filtration, as well as a balanced mix of residential and commercial customers.

ADVISORS

BMO Capital Markets Corp. acted as exclusive financial advisor and White & Case LLP served as legal advisors to Primo Water in the Transaction.

COMMENCEMENT OF NEW CEO

Primo Water also announced today that Robbert Rietbroek joined Primo Water as its Chief Executive Officer (“CEO”) on January 1, 2024. Mr. Rietbroek was also appointed to serve as a director on Primo Water’s Board of Directors.

In connection with the commencement of Robbert Rietbroek’s service, the Company issued its previously announced inducement equity award to Mr. Rietbroek.   The award was made pursuant to the Company's previously disclosed offer letter agreement with Mr. Rietbroek, and as a material inducement to his joining Primo Water as CEO and a member of the Board.

The inducement award is comprised of 232,558 restricted share units (”RSUs”) and is being made outside Primo Water’s existing equity incentive plans, but subject to the same terms and conditions as if granted under the Primo Water Corporation 2018 Equity Incentive Plan, as amended. Each RSU will entitle Mr. Rietbroek to receive one Primo Water common share for each RSU that vests. The RSUs will vest in equal installments on each of the first two anniversaries of the grant date, subject to Mr. Rietbroek’s continuous service through the applicable vesting dates. The RSUs were approved by the Board of Directors in reliance on the employment inducement exemption under the NYSE's Listed Company Manual Rule 303A.08, which requires public announcement of the number of RSUs comprising the inducement award.

Press Release
ABOUT PRIMO WATER CORPORATION

Primo Water is a leading North America-focused pure-play water solutions provider that  operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo Water’s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 10,800 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo Water’s razorblade offering or water solutions. Primo Water’s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo Water delivers sustainable hydration solutions direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-filled bottle of water. Once consumed, empty bottles are exchanged at our recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 17,500 retail locations. Through its Water Refill business, customers refill empty bottles at approximately 23,500 self-service refill drinking water stations. Primo Water also offers water filtration units across North America.

Primo Water’s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo Water is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America which ensures strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo Water is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

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Safe Harbor Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo Water makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo Water cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as "may," "will," "would," "should," "could," "expect," "aim," "anticipate," "believe," "estimate," "intend," "plan," "predict," "project," "seek," "potential," "opportunities," and other similar expressions and the negatives of such expressions.  However, not all forward-looking statements contain these words.  The forward-looking statements contained in this press release include, but are not limited to, statements related to the use of proceeds in the Transaction, the potential impact the Transaction will have on Primo Water and related matters, and the execution of our strategic priorities. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the risk that disruptions from the transaction will harm Primo Water’s business; and the effect of economic, competitive, legal, governmental and technological factors on Primo Water’s business.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo Water’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo Water does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

CONTACTS:

Primo Water
Investor Relations:
Jon Kathol
Vice President, Investor Relations
(813) 544-8515
investorrelations@primowater.com

Media:
Dan Gagnier & Riyaz Lalani
Gagnier Communications
(646) 342-8087
PrimoWater@gagnierfc.com